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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion and incorporation in this registration statement on Form S-3 of our report dated November 3, 1997, except for Note 15, as to which the date is December 5, 1997, on our audits of the financial statements and financial statement schedule of EMCORE Corporation as of September 30, 1997, and for the two years ended September 30, 1997. We also consent to the references to our firm under the caption "Experts".

                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 10, 1999